Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Monster Worldwide, Inc.
401(k) Savings Plan
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430 and 333-160196) of our report dated June 25, 2010 relating to the financial statements and supplemental schedule of Monster Worldwide, Inc. 401(k) Savings Plan, appearing in this Form 11-K for the year ended December 31, 2009.
/s/ BDO Seidman, LLP
New York, New York
June 25, 2010